Exhibit 10.11


--------------------------------------------------------------------------------------
LOAN NUMBER            LOAN NAME         ACCT. NUMBER     NOTE DATE        INITIALS
                  RESOLVE STAFFING, INC.                   0???/03           74?
NOTE AMOUNT          INDEX (w/Margin)       RATE        MATURITY DATE    LOAN PURPOSE
$60,000.00        Mercantile Bank Prime     7.25%          05/13/04       Commercial
                     Rate plus 3.000%

                                Creditor Use Only
--------------------------------------------------------------------------------------

                     PROMISSORY NOTE AND SECURITY AGREEMENT
                    (Commercial-Revolving Draw-Variable Rate)
 State of Florida's Documentary Tax for this Loan Agreement required by law in the amount of $175,00? has been paid directly to the Florida Department of
     Revenue. Lender's Certificate of Registration is No. 59-7909288-59-01.
--------------------------------------------------------------------------------


DATE AND PARTIES. The date of this Promissory Note and Security Agreement (Loan Agreement is May 13, 2003. The parties and their addresses are:

LENDER:
      MERCANTILE BANK
      2307 W. Kennedy Boulevard
      Tampa, Florida 33509
      Telephone: (813) 253-3302

BORROWER:
      RESOLVE STAFFING, INC.
      a FLORIDA Corporation
      105 NORTH FALKENBURG ROAD
      SUITE 5?
      TAMPA, Florida 33619?


1. DEFINITIONS. As used in this Loan Agreement, the terms have the following meanings:

     A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Loan Agreement, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties?) who agrees to pay this Loan Agreement. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan Agreement.

     B. Loan Agreement. Loan Agreement refers to this combined Note and Security Agreement, and any extensions, renewals, modifications and substitutions of this Loan Agreement.

     C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Loan Agreement.

     D. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations or this Loan.

     E. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate amounts advanced from to time to time under the terms of this Loan Agreement up to the maximum outstanding principal balance of $60,000,000? (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Loan Agreement matures or this obligation is ??????

     I may borrow up to the Principal amount more than one time.

3. ADVANCES Advances under this Loan Agreement are made according to the following terms and conditions.

     A. Request for Advances. My requests are a warranty that I am in compliance with all the Loan documents. When required by you for a particular method of advance, my requests for an advance must specify the requested amount and the date and be accompanied with any agreements, documents, and instruments that you require for the Loan. Any payments by you of any check, share draft of other charge may, at your option, constitute an advance on the Loan to me. All advances will be made in United States dollars. I will indemnify you and hold you harmless for your reliance on any request for advances that you reasonably believe to be genuine. To this extent permitted by law, I will indemnify you and hold you harmless when the person making any request represents that I authorized this person to request an advance even when this person is unauthorized or this person's signature is not genuine.

          I or anyone I authorize to act on my behalf may request advances by the following methods.

               (1) I make a request in person.

               (2) I make a request by phone.


     B. Advance Limitations. In addition to any other Loan conditions, requests for, and access to, advances are subject to the following limitations.

               (1) Obligatory Advances. You will make all Loan advances subject to this Agreement's terms and conditions.

--------------------------------------------------------------------------------

RESOLVE STAFFING INC.
FLORIDA PROMISSORY RATE AND SECURITY AGREEMENT                   Initials_____
                                                                         Page 1

      (C) 1996 Bankers Systems, Inc., St. Cloud MN [REPRESENTATION OF LOGO]

               (2)  Advance   Amount.   Subject  to  the  terms  and  conditions
                    contained in this Loan Agreement, advance will be made in exactly the amount I request.

               (3) Cut-0ff Time. Requests for an advance received before 02:00 PM will be made on any day that you are open for business, on the day for which the advance is requested.

               (4)  Disbursement   of  Advances.   On  my  fulfillment  of  this
                    Agreement's terms and conditions, you will disburse the advance into my account number ON REQUEST.

               (5) Credit Limit. I understand that you will not ordinarily grant a request for an advance that would cause the unpaid principal of my Loan to be greater than the Principal limit. You may, at your option, grant such a request without obligating yourselves to do so in the future.

               (6) Records. Your records will conclusive evidence as to the amount of advances, the Loan's unpaid principal balances and the accrued interest.

4. INTEREST. Interest will accrue on the unpaid Principal balance of this Loan Agreement at the rate of 7.26 percent (Interest Rate) until May 14, 2003, after which time it may change as described in the Variable Rate subsection.

     (A) Interest After Default. If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal of this Loan Agreement. In such event, interest will accrue on the outstanding Principal balance at 16.000? percent until paid in full.

     (B) Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Loan Agreement or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will refunded to me.

     (C) Statutory Authority. The amount assessed or collected on this Loan Agreement is authorized by the Florida usury laws under Fla. Stat. SS. 687.

     (D) Accrual. During the scheduled term of this Loan interest accrues using an Actual/360 days counting method.

     (E) Variable Rate. The interest Rate may change during the term of this transaction.

          (1) Index. Beginning with the first Change Date, the interest Rate will be based on the following index: For the purposes of this note, the term "Prime Rate" shall mean the interest rate announced, from time to time, by Mercantile Bank, at its principal office in Orlando, FL. or by its corporate successor, as the Prime Rate (which rate is only a benchmark, is purely discretionary, and is not necessarily the best or lowest rate charged borrowing customers of Mercantile Bank.

               The current index is the most recent index figure available on each Change Date. You do not guaranty by selecting this Index, or the margin, that the Interest Rate on this Loan Agreement will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this index is no longer available, you will substitute a similar index. You will give me notice of your choice.

          (2) Change Data. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change May 14, 2003 and daily thereafter.

          (3) Calculation of Change. On each Change Date, you will calculate the Interest Rate, which will be the Current Index plus 3,000 percent. The result of this calculation will be rounded to the nearest .001 percent. Subject to any limitations, this will be the interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Loan Agreement will never exceed the highest rate or charge allowed by law for this Loan Agreement.

          (4) Effect of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of the final payment will change.

5. ADDITIONAL CHARGES. As additional consideration, I agree to pay, or have paid, these additional fees and changes.

          (A) Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay this Loan Agreement before the scheduled maturity date.

               UCC Filing. A(n) UCC Filing fee of $25.00 payable form corporate funds on or before today's date.

               Loan Fees. A(n) Loan Feed fee of $200.00 payable from separate funds on or before today's date.

               Florida Doc Stamp. A(n) Florida Doc Stamp Fee of $175.00 payable from separate funds on or before today's date.

               Doc. Prep./Loan Maintenance. A(n) Doc. Prep./Loan Maintenance fee of $188.00 payable from separate funds on or before today's date.

     I understand and agree that some payments to third parties as part of this transaction may also involve money retained by you or paid back to you as Commissions or other remuneration.

6. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Loan Agreement.

     (A)  Late Charge. If a payment is more than 10 days late. I will be charged
          8.000 percent of the Unpaid Portion of the Payment. I will pay this late charge promptly but only once for each late payment.

     (B) Returned Check Charge. I agree to pay a fee not to exceed $29.00 for each check, negotiable order or withdrawal or draft I issue in connection with this Loan that is returned because it has been dishonored.

7. PAYMENT. I agree to pay this Loan Agreement on demand, but if no demand is made. I agree to pay all accrued interest on the balance outstanding from time to time in regular payments beginning June 13, 2003, then on the same day of each month thereafter. Any payment scheduled for a date falling beyond the last day of the month, will be due on the last day. A final payment of the entire unpaid outstanding balance of Principal and interest will be due May 13, 2004.

     Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 25th, 30th or 31st day or a month that contains no such day will, instead, be made on the last day of such month.

--------------------------------------------------------------------------------

RESOLVE STAFFING INC.
FLORIDA PROMISSORY RATE AND SECURITY AGREEMENT                   Initials_____
                                                                         Page 2

      (C) 1996 Bankers Systems, Inc., St. Cloud MN [REPRESENTATION OF LOGO] interest payments will be applied First to any charges I owe other than late charges, then to accrued, but unpaid interest, than to late charges, Principal payments will be applied first to the outstanding Principal balance, then to any last charges. If you and I agree to a different application of payments, we will describe ???? agreements on this Loan Agreement. The actual amount of my final payment will depend on my payment record.



8. PREPAYMENT. I may prepay this Loan in full or in part at any time. Any partial prepayment will not excuse any later schedule payments until I pay in full.


9.   LOAN  PUROSE.  The  purpose  of this Loan is FOR  WORKING  CAPITAL  LINE OF
     CREDIT.

10. ADDITIONAL TERMS. ANNUALLY, BORROWER IS REQUIRED TO A 30 DAY CONSECUTIVE PAYOUT.


11. SECURITY. This Loan is secured by Property described in the SECURITY AGREEMENT section of this Loan Agreement.

12. SECURITY AGREEMENT.

     (A) Secured Debts. This Security Agreement will secure the following debts (Secured Debts), together with all extensions, renewals, refinancing, modifications and replacements of these debts.

          (1) Sums Advanced under the terms of this Loan Agreement. All sums advanced and expenses incurred by you under the terms of this Loan Agreement.

     (B) Security Interest. To secure the payment and performance of the Secured Debts, I give you a security interest in all of the Property described in this Security Agreement that I own or have sufficient rights in which to transfer an interest, now or in the future whenever the Property is or will be located, and all proceeds and products from the Property (including, but not limited to, all parts, accessories, repairs, replacements, improvements, and accessions to the Property). Property is all the collateral given as security for the Secured Debts and described in this Security Agreement, and includes all obligations that support the payment or performances of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition or the Property any rights and claims arising from the Property; and any ????? distributions on account of the Property.

          This security Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and you are no longer obligated to advance funds to me under any loan or credit agreement.

     (C) Property Description. The Property subject to this Security Agreement is described as follows


          (1) Specific Property. ALL INVENTORY, CHATTEL PAPER, ACCOUNTS, EQUIPMENT AND GENERAL INTANGIBLES; WHETHER ANY OF THE FOREGOING IS OWNED NOW OR ACQUIRED LATER; ALL ACCESSIONS, ADDITIONS, REPLACEMENTS AND SUBSTITUTIONS RELATING TO ANY OFTHE FOREGOING; ALL RECORDS OR ANY KIND RELATING TO ANY OF THE FOREGOING; ALL PROCEEDS RELATING TO ANY OF THE FOREGOING (INCLUDING INSURANCE, GENERAL INTANGIBLES AND OTHER ACCOUNTS PROCEEDS).

     (D) Duties Toward Property.

          (1) Protection of Secured Party's Interest. I will defend the property against any other claim. I agree to do whatever you require to protect your security interest and to keep your claim in the Property Ahead of the claims of other creditors. I will not do anything to harm your position.

               I will keep books, records and accounts about the Property and my business in general. I will let you examine these and make copies at any reasonable time. I will prepare any report or accounting you request which deals with the Property.

          (2) Use, Location, and Protection of the Property. I will keep the Property in my possession and in good repair. I agree to do whatever you require to protect your security interest and to keep your claim in the Property Ahead of the claims or other creditors. I will not do anything to harm your position.

               I will keep the Property at my address listed in the DATE AND PARTIES section unless we agree I may keep it at another location. If the Property is to be used in other states, I will give a list of those states. The location of the Property is given to aid in the identification of the Property. It odes not in any way limited the scope of the security interest granted to you. I will notify you in writing and obtain your prior written consent to any change in location of any of the Property. I will not use the Property in violation of any law. I will notify you in writing prior to any change in my address, name, or, if an organization, any change in my identity or structure.

               Until the Secured Debts are fully paid and this Security Agreement is terminated, I will not grant a security interest in any of the Property without your prior written consent. I will pay all taxes and assessments levied or assessed against me or the Property and provide timely proof of payment of these taxes and assessments upon request.


          (3) Selling, Leasing or Encumbering the Property. I will not sell, offer to sell, lease or otherwise transfer or encumber the Property without your prior written permission. Any disposition of the Property contrary to the Security Agreement will violate your rights. Your permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee, I will not permit the Property to be the subject to any court order affecting my rights to the Property in any action by anyone other than you. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, I will note your security interest on the face of the chattel paper or instruments.

     E. Authority to Perform. I authorize you to do anything you deem reasonably necessary to protect the Property, and perfect and continue your security interest in the Property. If I fail to perform any of my duties under this Loan Agreement of any other security interest, you are authorized, without notice to me, to perform the duties or cause them to be performed.

          These authorizations include, but are not limited to, permissions to:

          (1) pay and discharge taxes, liens security interests or other encumbrances at any time levied or placed on the Property.

          (2) pay any rents or other charges under any lease affecting the Property.

          (3) order and pay for the repair, maintenance and preservation of the Property.

          (4) sign, when permitted by law, and file any financing statements on behalf any pay for filing and recording fees pertaining to the Property.

--------------------------------------------------------------------------------

RESOLVE STAFFING INC.
FLORIDA PROMISSORY RATE AND SECURITY AGREEMENT                   Initials_____
                                                                         Page 3

      (C) 1996 Bankers Systems, Inc., St. Cloud MN [REPRESENTATION OF LOGO]

          (5) place a note on any chattel paper indicating your interest in the Property.

          (6) take any action you feel necessary to realized on the Property, including performing any part of a contract or endorsing it in my name.

          (7) handle any audit or other proceedings involving the Property in my name.

          (8) prepare, file, and sign my name to any necessary reports or accountings.

          (9) make an entry on my books and records showing the existence of this Agreement.

               If you perform for me, you will use reasonable care. Reasonable care will not include: any steps necessary to preserve rights against prior parties; the duty to send notices, perform services or rate any other section in connection with the management of the Property; or the duty to protect, preserve or maintain any security interest given to others by me or other parties. Your authorization to perform for me will not grant an obligation to perform and your failure to perform will not preclude you from exercising any other rights under the law or this Loan Agreement.

               If you come into actual constructive possession of the Property, you will preserve and protect the Property. For purposes of the paragraph, you will be in actual possession of the Property, only when you have physical, immediate and exclusive control over the Property and you have affirmatively accepted that control. You will be in constructive possession of the Property only when you have both the power and the intent to exercises control over the Property.

     F. Name and Location. My name indicated in the DATE AND PARTIES section is my exact legal name. I am an entity organized and registered under the laws of Florida. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state or organization or registration.

     G. Perfection of Security Interest. I authorized you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining perfection or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

13. DEFAULT. I understand that you may demand payment anytime at your discretion. For example, you many demand payment in full if any of the following occur.

     A.   Payments. I fail to make a payment in full when due.

     B. Insolvency or Bankruptcy. I make an assignment for the benefit of creditors or become insolvent, either because my liabilities exceed my assets or I am unable to pay my debts as they become due; or I petition for protection under federal, state or local bankruptcy, insolvency or debtor relief laws, or am the subject of a petition or action under such laws and fall to have the petition or action dismissed within a reasonable period of time not to exceed 60 days.

     C. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

     D. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Loan Agreement.

     E. Other Documents. A default occurs under the terms or any other transaction document.

     F. Other Agreements. I am in default on any other debt or agreement I have with you.

     G. Misrepresentation. I make any verbal or written statements or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

     H.   Judgment. I fail to satisfy or appeal any judgment against me.

     I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

     J. Name Change. I change my name or assume an additional name with notifying you before making such a change.

     K. Property Transfer. I transfer all or a substantial part of my money or property.

     L.   Property Value. The value of the Property declines or is impaired.

     M. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

     N.   Insecurity. You reasonably believe that you are insecure.

14. ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Loan Agreement to be immediately due and payable upon the creation of, contract for the creation of, any lien, encumbrance, or transfer of the Property.

15. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand notice of acceleration, notice of intent to accelerate and notice of dishonor.

     A. Additional Waivers by Borrower. In addition, I, and any party to this Loan Agreement and Loan, to the extent permitted by law, consent to certain options you may take, and generally waive defense that may be available based on those actions or based on the status of a party to this Agreement.

          (1) You may renew or extend payments on this Loan Agreement, regardless of the number of such renewals or extensions.

          (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

          (3) You may release, substitute or impair any Property securing this Loan Agreement.

          (4) You, or any institution participating in this Loan Agreement, may invoke your right to cut-off.

          (5) You may enter into any sales, repurchases or participations of this Loan Agreement to any person in any amounts and ? waive notices of such sales, repurchases or participants.

          (6) I agree that any of us signing this Loan Agreement as Borrower is authorized to modify the terms of this Loan Agreement or any instrument accruing, guarantying or relating to this Loan Agreement.

          (7) I agree that you may inform any party who guarantees this Loan or any Loan accommodations, renewals, extensions, modifications, substitutions or future advances.


--------------------------------------------------------------------------------

RESOLVE STAFFING INC.
FLORIDA PROMISSORY RATE AND SECURITY AGREEMENT                   Initials_____
                                                                         Page 4

      (C) 1996 Bankers Systems, Inc., St. Cloud MN [REPRESENTATION OF LOGO]

     (B) No Waiver By Lender. Your course ??? dealing, or your forbearance from, or delay in ????? exercise of any of your right, remedies, privileges or right to insist upon my ???? performance of any provisions contained in this ????? Agreement, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.


     (C) Waiver of Claims. I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.




16. REMEDIES. After I default, and after you give any legally required notices and opportunity to cure the default, you may at your option deem anyone or more of the following.


     A. Acceleration. You may make all or any part of the amount owing by the terms of this Loan Agreement immediately due.

     B. Sources. You may use any and all remedies you have under state or federal law or in any instrument securing this Loan Agreement.


     C. Insurance Benefits. You may make a claim for any and all incurrence benefits or refunds that may be available on my default.

     D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of this Loan Agreement, and accrue interest at the highest post-maturity interest rate.

     E. Termination. You may terminate my right to obtain advances and may refuse to make any further extensions of credit.

     F. Set-off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Loan Agreement against any right I have to receive money from you.

          My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of this Loan Agreement" means the total amount to which you are entitled to demand payment under the terms of this Loan Agreement at the time you set-off.

          Subject to any other written consent, if my right to receive money from you is also owned by someone who has not agreed to pay the Loan Agreement, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sale request or endorsement.

          Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any individual Retirement Account or other tax-deferred retirement account.

          You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right to set-off.

     G. Assembly of Property. You may require me to gather the Property and make it available to you in a reasonable fashion.

     H. Repossession. You may repossess the Property so long as the repossession does not involve a breach of the peace. You may sell the Property as provided by law. You may apply what you receive from the sale of the Property to your expenses, your attorney's fees and legal expenses (where not prohibited by law), and any debt I owe you. If what you receive from the sale of the Property does not satisfy the debt, I will be liable for the deficiency (where permitted by law). In some cases, you may keep the Property to satisfy the debt.

          Where a notice is required, I agree that ten days prior written notice sent by first class mail to my address listed in this Loan Agreement will be reasonable notice to me under the Florida Uniform Commercial Code. If the Property is perishable or threatens to decline speedily in value, you may, without notice to me, dispose of any or all of the Property in a commercially reasonable manner at my expense following any commercially reasonable preparation or processing.

          If any items not otherwise subject to this Loan Agreement are contained in the Property when you take possession, you may hold these items for me at my risk and you will not be liable for taking possession of them.

     I. Use and Operation. You may enter upon my premises and take possession of all or any part of my property for the purposes of preserving the Property or its value, so long as you do not breach the peace. You may use and operate my property for the length of time you feel is necessary to protect your interest, all without payment or compensation to me.

     J. Waiver. Except as otherwise required by law by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues to occur again.


17. COLLECTION EXPENSES AND ATTORNYS' FEES. On or after Defaults, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Loan Agreement. Expenses include, but are not limited to attorneys' fees of 10 percent of the Principal sum due or a larger amount as the court judges as reasonable and just, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan Agreement. All fees and expenses will be accrued by the Property I have granted to you, if any. To the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees you incur to collect this Debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

18. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan Agreement is in effect:



     A. Power, I am duly organized and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

     B.   Authority  The  execution,  delivery  and  performance  of  this  Loan
          Agreement and the obligation evidenced by this Loan Agreement are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency; and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.

     C. Business Name. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

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      (C) 1996 Bankers Systems, Inc., St. Cloud MN [REPRESENTATION OF LOGO]



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     D.   Ownership of  Property.  I represent  that I own all of the  Property.
          Your claim to the Property is ahead of the claims or any other creditor, except as disclosed in writing to you prior to any advance on the Secured Debts. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a ??? of prior owners of the Property.


19. INSURANCE. I understand and agree that any insurance premiums paid to insurance companies as part of this Loan Agreement will involve money retained by you or paid back to you as commissions or other remuneration.

     A. Property Insurance. I agree to keep the Property insured against the risks reasonably associated with the Property. I will maintain this insurance in the amounts you require. This insurance will last until the Property is released from this Loan Agreement. I may choose the insurance company, subject to your approval which will not be unreasonably withheld.

     I will have the insurance company name you as lose payee on any insurance policy. I will give you and the insurance company immediate notice of any lose. You may apply the insurance proceeds toward what is owned on the Secured Debts. You may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property.

     If you acquire the Property in damaged condition, my right to any insurance policies and proceeds will pass to you the extent of the Secured Debts.

     I will immediately notify of cancellation or termination of insured. If I fail to keep the Property insured, you may obtain insurance to protect your interest in the Property. This insurance may include coverage not originally required of me, may be written by a company either than one I would choose and may be written at a higher rate than I could obtain if I purchased the insurance.

     B. Prepayment. If I prepay in full or if I default and you demand payment of the unpaid balance, I may be entitled to a partial refund credits of any prepaid, unearned insurance premiums. This refund may be obtained from you or from the insurance company named in my policy or certificate of insurance.

20. FINANCING STATEMENT. You may file a financing statement governing the Property that does not contain my signature, where permitted by law.

21. APPLICABLE LAW. This Loan Agreement is governed by the laws of Florida, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located. In the event of a dispute, the exclusive forum, venue and end place of jurisdiction will be in Florida, unless otherwise required by law.

22. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this loan or new obligations under this Loan, will not effect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.


23. AMENDMENT, INTEGRAION AND SEVERABILITY. This Loan Agreement may not be amended or modified by oral agreements. No amendment or modification of this Loan Agreement is effective unless made in writing and executed by you and me. This Loan agreement is the complete and final expression of the agreement. If any provision of this Loan Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.


24. INTERPRETATION. Whatever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

25. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE and PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information. I will provide you any financial statement or information you request. All financial statement and information I give you will be correct and complete. I agree to sign, deliver and file any additional document or certifications that you may consider necessary to perfect, continue and preserve my obligations under this Loan and to confirm your lien status on the Property. Time is of the essence.


26. CREDIT INFORMATION. I agree to supply with whatever information you reasonably feel you need to decide whether to continue this Loan. You will make requests for this information without due frequency, and will give me reasonable time in which to supply the information.


27. ERRORS AND OMMISSION. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan ????? documents as that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty
     (30) days.


28. WAIVER OF JURY TRIAL. All of the parties to this Loan Agreement knowingly and Intentionally, Irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Loan Agreement or any other related loan document or related obligations. All of these parties acknowledges that this section has either been brought to the attention of each party's legal counsel or that such party had the opportunity to do so.

29. SIGNATUES. By signing under seal, I agree to the terms contained in this Loan Agreement. I also acknowledge receipt of a copy of this Loan Agreement.


BORROWER:

     RESOLVE STAFFING, INC.


     By /s/ DONALD E. QUARTERMAN      [SEAL]
       -------------------------------
            DONALD E. QUARTERMAN, JR. PRESIDENT


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RESOLVE STAFFING INC.
FLORIDA PROMISSORY RATE AND SECURITY AGREEMENT                   Initials_____
                                                                         Page 6

      (C) 1996 Bankers Systems, Inc., St. Cloud MN [REPRESENTATION OF LOGO]


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